UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12957	22-2372868
(Commission File Number)	(IRS Employer Identification No.)

20 Kingsbridge Road

Piscataway, New Jersey 08854

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (732) 980-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the results of the non-binding advisory vote on the frequency of future advisory votes on the compensation of the named executive officers of Enzon Pharmaceuticals, Inc. (the “Company”) at the Company’s Annual Meeting of Stockholders held on May 10, 2011 (the “Annual Meeting”), the Board of Directors decided that a non-binding advisory vote to approve the compensation of the named executive officers of the Company will be included annually in the Company’s proxy materials until the next vote on frequency, or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

The results of the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 16, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.

By:	/s/ Andrew Rackear
	Name:	Andrew Rackear
	Title:	Vice President and General Counsel